                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   TNPC, INC.

         TNPC, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         A. The name of the Corporation is TNPC, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 17, 1999.

         B. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and, pursuant to such provisions, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and the Amended and Restated Certificate of Incorporation.

         C. Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation shall not become effective until 5:00 p.m. Eastern Time on October 11, 2000.

         D. The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as set forth on EXHIBIT A hereto.

         IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed by the undersigned authorized officer of the Corporation this 10th day of October, 2000.

                                   TNPC, INC.

                                   By:      /s/ MARC E. MANLY
                                      ----------------------------------
                                   Name:    Marc E. Manly
                                        --------------------------------
                                   Title:   Managing Director, Law and
                                         -------------------------------
                                            Government Affairs
                                         -------------------------------

                                                                       EXHIBIT A

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   TNPC, INC.


                                   ARTICLE ONE

         The name of the corporation is TNPC, Inc.

                                   ARTICLE TWO

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         1. The purpose of the corporation is to engage, directly or indirectly (through Affiliates or otherwise), in the Retail marketing and Retail sale of natural gas, electricity and other commodities, products and services (whether or not related to natural gas or electricity) to and only to Small Commercial Customers and Residential Customers in the United States (collectively, the "Small Commercial and Residential Business"), including, without limitation, the following:

                  (a) the research, development, acquisition, ownership, management, operation, leasing, financing, branding and provision or sale of commodities, products and services for the purpose of conducting the Small Commercial and Residential Business;

                  (b) the acquisition, ownership, operation, sale and management of physical and financial portfolios of natural gas, electricity and other commodities or products, whether at Retail or at wholesale, for the purpose of conducting the Small Commercial and Residential Business;

                  (c) the acquisition, ownership, operation, leasing, provision and management of systems and facilities for or on behalf of the corporation, its Affiliates or any other Persons such as are necessary or appropriate to support and conduct the Small Commercial and Residential Business and the activities referenced in clauses (a) through (l) hereof;

                  (d) any business conducted with or through any Person serving as an aggregator or sponsor for the purpose of aggregating Residential Customers or Small Commercial Customers, provided that the corporation's business with the Residential Customer or Small Commercial Customer is conducted at Retail;

                  (e) any business conducted with respect to Residential Customers with or through Persons who are owners, management companies and/or tenants of multi-family housing and planned communities, including, but not limited to, apartment complexes, condominiums, townhomes, nursing or assisted living homes, or highrise or other buildings, provided that the corporation's business with the Residential Customer is conducted at Retail; and, provided further, that the corporation shall be permitted to conduct business with Residential Customers residing in single building housing cooperatives even if the corporation's business is conducted with the governing body or managing agent of such housing cooperative;

                  (f) the acquisition, ownership, sale or operation and leasing for or on behalf of the corporation, its Affiliates or any other Persons of any real and personal property (including fuel cells and microturbines and any similar or analogous apparatus or technology) that are used or useful in connection with the Small Commercial and Residential Business;

                  (g) agreements with Persons that relate to the Small Commercial and Residential Business, including, but not limited to, purchase and sale agreements, service agreements (including self-generation development agreements), management agreements, "back office" services agreements, and meter, bill, collect and response agreements;

                  (h) the provision of risk management services for the corporation and other Persons for the purpose of conducting the Small Commercial and Residential Business;

                  (i) the acquisition, ownership, and disposition of debt of or equity interests in Persons engaged in businesses that the corporation is permitted hereby to engage in;

                  (j) any financings related to the activities that the corporation is permitted hereby to engage in;

                  (k) any other lawful business or activity that now or hereafter may be incidental to or necessary to accomplish the foregoing purposes; and

                  (l) notwithstanding any provision of this Article Three to the contrary, any other lawful business or activity in which a corporation organized under the Delaware General Corporation Law of the State of Delaware (the "DGCL") is permitted to engage in; provided that such other business or activity contemplated by this clause (l) is approved in writing by Enron Corp., an Oregon corporation, or any successor thereto, which approval may be granted or withheld by Enron Corp. or such successor in its sole and unfettered discretion, and which approval may be general in nature or may be confined to a particular activity or a particularly described expanded business purpose.

         2. Notwithstanding the foregoing, from and after the first date on which both of the tests in subparagraphs (a) and (b) below are satisfied, or the event in subparagraph (c) below occurs, the purpose of the corporation shall be to engage in any lawful business or activity in which a corporation organized under the DGCL is permitted to engage:

                  (a) Enron Corp. and its Controlled Affiliates cease to, individually or collectively, directly or indirectly, hold at any time the beneficial interest in and to at least twenty percent (20%) of the aggregate number of shares of the then issued and outstanding Common Stock calculated on a fully-diluted basis (determined by dividing (i) the sum of the number of shares of Common Stock then owned by Enron Corp. and its Controlled Affiliates and the number of shares of Common Stock then issuable to Enron Corp. and its Controlled Affiliates pursuant to all outstanding rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock (whether or not such securities are then exercisable or convertible) by (ii) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock then issuable pursuant to all then outstanding rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock (whether or not such securities are then exercisable or convertible), with such quotient expressed as a percentage), and

                  (b) fewer than twenty percent (20%) of the directors of the corporation are persons who are employees, officers or directors of Enron Corp. or any of its Controlled Affiliates; or

                  (c) termination of the Noncompetition Agreement by and among the corporation, Enron Energy Services, LLC and Enron Corp. as contemplated by the Contribution and Subscription Agreement dated December 23, 1999 by and among DLJMB Funding II, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ First ESC L.P., DLJ Offshore Partners II, C.V., DLJ EAB Partners, L.P., DLJ ESC II, L.P., G.E. Capital Equity Investments, Inc., the California Public Employees= Retirement System, the Ontario Teachers= Pension Plan Board, Enron Energy Services, LLC, Cortez Energy Services, LLC, and the corporation.

         3. Notwithstanding any other provision in this Second Amended and Restated Certificate of Incorporation, if the corporation inadvertently or unintentionally engages in any business or activity that is lawful for a corporation organized under the DGCL to engage in but is otherwise not then permitted by Article Three hereof, such business or activity shall not be deemed or considered ULTRA VIRES or void. Upon discovery of any such business or activity, the corporation shall promptly use its best efforts to cure or remedy the business or activity to ensure that the corporation complies with this Article Three.

         4. For purposes of this Article Three, the following terms shall have the meanings set forth below:

                  "Affiliate" of a Person means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, and "Controlled Affiliate" means any other Person Controlled by such first Person; provided that the corporation and its Controlled Affiliates shall never be considered to be Affiliates of Enron Corp. or its Affiliates.

                  "Control" and its correlative terms means the possession, directly or indirectly, through one or more intermediaries, through the ownership of voting securities, by contract, or otherwise, of the power or authority to exercise a controlling influence over the management of the Person (including, but not limited to, serving as manager, managing partner, or general partner of a Person or performing similar functions for a Person).

                  "Person" means a natural person, a corporation (private or public), a limited liability company, a joint stock company, a partnership, a limited partnership, a joint venture, a trust, an estate, an unincorporated or governmental organization, association, agency or any other private or public entity.

                  "Residential Customers" means any and all natural Persons who purchase or seek to purchase natural gas, electricity or other commodities, products or services (whether or not related to natural gas or electricity) at Retail and, to the knowledge of the corporation, not for commercial purposes, in the United States.

                  "Retail" means any marketing, sale or other business to or with a Person who to the knowledge of the corporation (or, in the case of Small Commercial Customers, it or its Affiliates) is the ultimate recipient or ultimate customer of commodities, products or services for final consumption or final use, and to the knowledge of the corporation does not intend to resell, further distribute or disseminate such commodities, products or services, or purchase them for the account of any other Person.

                  "Small Commercial Customers" means any and all Persons who purchase or seek to purchase natural gas, electricity or other commodities, products or services (whether or not related to natural gas or electricity) at Retail in the United States; provided that:

         (i) in the case of natural gas and electricity, any such Persons and/or their Controlled Affiliates do not contract with the corporation and its Controlled Affiliates for more than:

                           (a)      two hundred fifty thousand cubic feet (250
                  Mcf) of natural gas in any calendar month at any one location in the United States from which such Person or any of its Controlled Affiliates conducts business, or more than seven hundred fifty thousand cubic feet (750 Mcf) of natural gas in any calendar month at any multiple locations in the United States from which such Person and any of its Controlled Affiliates taken together conducts business; and

                           (b) thirty six thousand kilowatt hours (36,000 kWh) of electric energy in any calendar month at any one location in the United States from which such Person or any of its Controlled Affiliates conducts business, or more than one hundred eight thousand kilowatt hours (108,000 kWh) of electric energy in any calendar month at any multiple locations in the United States from which such Person and any of its Controlled Affiliates taken together conducts business;

         and (ii) in the case of commodities, products or services other than natural gas or electricity, the corporation does not reasonably expect that any such Person and its Controlled Affiliates collectively require (from the corporation or any other Person or Persons) for their businesses more than:

                           (a)      two hundred fifty thousand cubic feet (250
                  Mcf) of natural gas in any calendar month at any one location in the United States from which such Person or any of its Controlled Affiliates conducts business, or more than seven hundred fifty thousand cubic feet (750 Mcf) of natural gas in any calendar month at any multiple locations in the United States from which such Person and any of its Controlled Affiliates taken together conducts business; and

                           (b) thirty six thousand kilowatt hours (36,000 kWh) of electric energy in any calendar month at any one location in the United States from which such Person or any of its Controlled Affiliates conducts business, or more than one hundred eight thousand kilowatt hours (108,000 kWh) of electric energy in any calendar month at any multiple locations in the United States from which such Person and any of its Controlled Affiliates taken together conducts business.

                  "United States" means the fifty (50) states within the United States and the District of Columbia, but excluding any United States territories or possessions, such as Puerto Rico.

                                  ARTICLE FOUR

         The total number of shares of all classes of stock which the corporation shall have authority to issue is 550,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value One Cent ($.01) per share ("Common Stock"), and 50,000,000 shares of preferred stock, par value One Cent ($.01) per share ("Preferred Stock").

         The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

         1.       Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more series or classes, the shares of each series or class to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series or class adopted by the Board of Directors of the corporation as hereafter prescribed.

                  (b) Authority is hereby expressly granted to and vested in the Board of Directors or any committee of members of the Board of Directors to which such authority is duly delegated to authorize the issuance of the Preferred Stock from time to time in one or more series or classes, and with respect to each series or class of the Preferred Stock, to fix and state by resolution or resolutions from time to time adopted prior to, and providing for the issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, without limiting the generality of the foregoing, the following:

                           (i) whether or not a series or class is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such series or class is to be entitled to vote as a separate class either alone or together with the holders of one or more other series or classes of stock;

                           (ii) the number of shares to constitute the series or class and the designations thereof;

                           (iii)    the preferences, and relative,
                  participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any series or class;

                           (iv) whether or not the shares of any series or class shall be redeemable at the option of the corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a series or class shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable in cash, stock of the corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other series or class or classes of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts thereof which the holders of any series or class thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                           (viii) whether or not the shares of any series or class, at the option of the corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective provisions with respect to any class or series as shall not be inconsistent with the provisions of this Second Amended and Restated Certificate of Incorporation and as may to the Board of Directors seem advisable.

                  (c) The shares of each series or class of the Preferred Stock may vary from the shares of any other series or class thereof in any or all of the foregoing respects. Except as otherwise provided in any resolution or resolutions providing for the issuance of any series or class of Preferred Stock, the Board of Directors may increase the number of shares of the Preferred Stock designated for such series or class by a resolution adding to such series or class authorized and unissued shares of the Preferred Stock not designated for any other series or class. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing series or class by a resolution subtracting from such series or class authorized and unissued shares of the Preferred Stock designated for such existing series or class.

         2.       Provisions Relating to the Common Stock.

                  (a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series or class thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the corporation legally available therefor.

                  (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series or class thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the corporation.

         Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

         Special meetings of stockholders may be called only by a majority of the Board of Directors, the Chairman of the Board of Directors, the President of the corporation and any one or more holders of record of 10% or more shares of Common Stock or Preferred Stock entitled to vote at such meeting. As long as Enron Corp., its subsidiaries and Cortez Energy Services, LLC, an affiliate of Enron Corp., taken together, are holders of record of 10% or more shares of Common Stock, the above limitation on who may call a special meeting of stockholders may not be amended without first obtaining the consent of Enron Corp.

                                  ARTICLE FIVE

         In accordance with Section 203 of the DGCL, the corporation hereby elects not to be governed by Section 203 of the DGCL as in effect on the date hereof or any successor statute.

                                   ARTICLE SIX

         Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be from time to time fixed in the manner prescribed by the bylaws of the corporation. Qualification for the directors, if any, shall be set out in the bylaws. The election of directors need not be by written ballot unless the bylaws so provide.

                                  ARTICLE SEVEN

         In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

                                  ARTICLE EIGHT

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                  ARTICLE NINE

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Nine by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

         1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph 2 of this Article Ten, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article Ten shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Ten or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         2. If a claim under paragraph 1 of this Article Ten is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been rendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Ten shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         4. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                 ARTICLE ELEVEN

         The corporation shall have the right, subject to any express provisions or restrictions contained in this Second Amended and Restated Certificate of Incorporation or bylaws of the corporation, from time to time, to further amend this Second Amended and Restated Certificate of Incorporation or any provision herein in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by this Second Amended and Restated Certificate of Incorporation or any amendment thereof are subject to such right of the corporation; PROVIDED, HOWEVER that, until the expansion of the corporate purpose of the corporation contemplated by
Section 2 of Article Three occurs, any amendment of Article Three hereof or of this proviso shall require the affirmative vote of not less than eighty percent (80%) of the issued and outstanding shares of Common Stock entitled to vote with respect to such amendment. Prior to the expansion of the corporate purpose of the corporation contemplated by Section 2 of Article Three, the corporation shall not engage in any merger or consolidation unless (i) the certificate of incorporation of the surviving corporation contains provisions substantially the same as those contained in Article Three and this Article Eleven or (ii) such merger or consolidation is approved by the affirmative vote of not less than eighty percent (80%) of the issued and outstanding shares of Common Stock.